Exhibit 10.01

                    COLONIAL COMMERCIAL CORP. 2006 STOCK PLAN
                                    DIRECTORS

(Please sign and return this document to Riannon Russo, Colonial Commercial Corp., 275 Wagaraw Road, Hawthorne, New Jersey 07506 within 10 days of receipt.)

          Name

          Tax ID Number

          Grant Date                  December 6, 2006

          Option to Purchase the      25,000
          Following Number of
          Shares of Common Stock

          Character of Option         Non-Qualified

          Exercise Price              $1.85

          Last Date to Exercise       December 6, 2016
          ("Expiration Date")

I am pleased to advise you that you have been granted a stock option ("Option") under this grant letter ("Grant Letter") to purchase shares of Colonial Commercial Corp. (the "Company") common stock ("Common Stock"), pursuant to the Company's 2006 Stock Plan (the "Plan"), a copy of which is attached hereto as Exhibit A.

1. Stock Option. Your Option is to purchase the number of shares of our common stock set forth above (the "Option Shares") at the Exercise Price set forth above. Your Option will expire at the close of business on the Expiration Date, subject to earlier termination set forth in the Plan or herein.

2.   Additional  Terms.

     a. Vesting. Subject to the terms of the Plan, you are vested in 10,000 Option Shares on the Grant Date. You will vest as to 5,000 additional Option Shares on each of the first three anniversaries of the Grant Date, but only if you continue to serve as a Director on such respective anniversaries.

     b. Exercise. Subject to Section 2(c)(iii), you may exercise all or any portion of your Option to the extent it has vested and to the extent it is valid and outstanding, at any time and from time to time prior to the Expiration Date, by delivering to the Company (i) written notice containing the information and representations appearing on the form attached as Exhibit B, and (ii) payment of the Exercise Price in cash. All exercises must take place before the Expiration Date, or such earlier date as is set forth either herein or in the Plan. The number of Option Shares you may purchase as of any date cannot exceed the total number of Option Shares issuable upon exercise of the then vested portion of your Option, less any Option Shares previously issued.


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     c.   Sale  or  merger  of  the  Company.

          (i) A "change of control" shall be deemed to have occurred if the Company is merged, consolidated or reorganized into or with another corporation or other entity, or the Company enters into an agreement whereby a party that is not an "affiliate" of the Company (as such term is defined under the Securities Exchange Act of 1934), by tender offer or otherwise, is to acquire securities of the Company, and as a result of the merger, consolidation, reorganization or transactions contemplated by the agreement, less than a majority of the combined voting power of the then-outstanding securities of the corporation or entity immediately after the transaction is held in the aggregate by the holders of voting stock immediately prior to the transaction.

          (ii) Your Option shall automatically vest in full simultaneously with the consummation of a change of control if you are then a Director of the Company.

          (iii) Unless you exercise your Option simultaneously with the consummation of a change of control, the Company shall in its discretion have the right to:

               (1) terminate your Option by paying you in cash the value of the then vested portion of your Option using the Black-Scholes or other recognized formula to determine such value (which shall be binding on you), or

               (2) convert all or any portion of your Option into options to purchase stock in the acquiring company on such terms as the Company in its discretion deems equitable, or

               (3)  take none  of  these  actions.

     d.   Non  Transferability  of  Option;  Service  Requirements.

          (i) Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime, only you can exercise your Option.

          (ii) In the event of the termination of your services as a Director by you, the Company or its stockholders, whether voluntary or involuntary, all further vesting of shares under this grant stops, and all unvested shares are canceled. You will have sixty (60) days after your services as a Director ceases or is suspended to exercise your vested shares, and in the event of your death or total disability, your estate will have a period of twelve (12) months to exercise any vested shares.

     e. Securities Laws Restrictions. You represent that when you exercise your Option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless otherwise covered by a Form S-8 or other registration statement or unless your offer, sale or other disposition thereof, is registered under the Securities Act of 1933 (the "1933 Act") and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from the registration thereunder. You agree that you will not offer, sell or otherwise


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          dispose  of  any  Option  Shares  in  any  manner  which  would:  (i)
          require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the l933 Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the Company is not obligated to file any Form S-8 or other registration statement, and that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the l933 Act or other rules, regulations or laws. You further understand that section 16(b) of the Securities Exchange Act of 1934 further restricts your ability to sell or otherwise dispose of Option Shares.

3. Incentive Stock Option Qualification. To the extent your Option is designated as an Incentive Stock Option above, your Option is intended to qualify as an Incentive Stock Option under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.

     To the extent your Option has been designated as an Incentive Stock Option and the aggregate fair market value (determined as of the Grant Date) of the shares of Common Stock subject to the all of the Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be treated as a nonqualified stock option. A portion of your Option may be treated as a nonqualified stock option if certain events cause the exercisability of your Option to accelerate.

4. Notice of Disqualifying Disposition. To the extent your Option has been designated as an Incentive Stock Option, to obtain certain tax benefits afforded Incentive Stock Options, you must hold the Option Shares issued upon exercise of your Option for two years after the Grant Date and one year after the date of exercise. You may be subject to the alternative minimum tax at the time of exercise. You should obtain tax advice when exercising your Option and prior to the disposition of the Option Shares. By accepting your Option, you agree to promptly notify the Company if you dispose of any of the Option Shares within one year from the date you exercise all or part of your Option or within two years from the Grant Date.

5. Taxes, Withholding and Disposition of Stock. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you.

6. Conformity With Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this letter and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this letter, you acknowledge your receipt of the Plan and agree to be bound by all of the terms of the Plan. All definitions stated in the Plan shall apply to this letter.

7. Employment And Successors. Nothing herein confers any right or obligation on you to continue in the employ of, or to continue any other relationship with, the Company or any subsidiary or shall affect in any way your right or the right of the Company or any subsidiary, as the case may be, to terminate your employment or other


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     relationship  at  any  time.  The  agreement contained in this letter shall be  binding  upon  and  inure  to  the  benefit  of  any  successor.

8. Entire Agreement. This Grant Letter constitutes the entire understanding between you and the Company relating to your Option, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock upon the exercise of such Option.

The grant, holding and exercise of your Option and the sale or other disposition of the underlying Option Shares may generate tax and securities law consequences and impose requirements that must be satisfied in order to avoid certain adverse consequences (e.g., income tax recognition upon exercise; Code section 83(b) elections; sales restrictions on underlying Option Shares). Accordingly, you should consult with your tax and legal advisor(s) regarding your Option and underlying Option Shares.

The undersigned hereby acknowledges having read this Grant Letter, the Plan, and the other enclosures to this letter, and hereby agrees to be bound by all provisions set forth herein and in the Plan.


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Optionee (Signature)                    Social Security Number


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Please Print Name                       Date


Please sign the extra copy of this letter in the space above and return it to the Secretary of the Company to confirm your understanding and acceptance of the agreements contained in this letter.
Very truly yours,


Colonial Commercial Corp.

By:

Name:  William Pagano

Title: Chief Executive Officer

Enclosures:     1.  Extra copy of this letter.
                2.  Copy of the Plan - Exhibit A
                3.  Notice of Exercise of Stock Option - Exhibit B

Date:
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